                                                                   AMERUS
                                                                    GROUP [LOGO]



FOR IMMEDIATE RELEASE                             For more information, contact:
                                                  Marty Ketelaar, Director,
                                                  Investor Relations
                                                  (515) 362-3693


                          AMERUS GROUP PRICES OFFERING
                    OF $150 MILLION OF OPTIONALLY CONVERTIBLE
                   EQUITY-LINKED ACCRETING NOTES (OCEANS(SM))

         DES MOINES, Iowa (February 28, 2002) - AmerUs Group Co. (NYSE:AMH) today announced that it has agreed to sell $150 million original principal amount of Optionally Convertible Equity-linked Accreting Notes (OCEANs(SM)) due 2032 in a private placement under Rule 144A. The transaction is expected to settle on March 6, 2002. Gross proceeds from the offering are expected to be approximately $150 million. AmerUs Group Co. has also granted the initial purchaser an option to purchase up to an additional $35 million original principal amount of OCEANs to cover over-allotments.
         The company expects to use the net proceeds of the offering to repay approximately $100 million of existing indebtedness under its revolving credit facility and approximately $44.4 million to fund the purchase of 1.3 million shares of its common stock that it is repurchasing simultaneously with the issuance of the OCEANs.
         The OCEANs will be convertible into shares of AmerUs Group's common stock at an initial conversion price of $37.60 per share if the sale price of its common stock exceeds $47.85 per share and in certain other limited circumstances. The OCEANs will constitute senior subordinated indebtedness of the company, subordinated in right of payment to all of its existing and future senior indebtedness and senior to all of its existing and future junior subordinated indebtedness. The OCEANs will also be effectively subordinated to all existing and future liabilities of the company's subsidiaries. Under limited circumstances, holders may require AmerUs Group Co. to repurchase the OCEANs and the OCEANs may be redeemable at the option of AmerUs Group Co. under certain circumstances.
         The OCEANs and the common stock issuable upon conversion have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws.
         This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.
         AmerUs Group Co. is an Iowa corporation located in Des Moines, Iowa, engaged through its subsidiaries in the business of marketing and underwriting individual life insurance and annuity products in 50 states, the District of Columbia and the U.S. Virgin Islands. Its subsidiaries include: AmerUs Life Insurance Company, American Investors Life Insurance Company, Inc., Banker's Life Insurance Company of New York, Delta Life and Annuity Company, Financial Benefit Life Insurance Company, IL Annuity and Insurance Company, Indianapolis Life Insurance Company and Western Security Life Insurance Company.
         This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements may be identified by the use of words such as "may," "will," "plan," "intend," "believe," "expect," "estimate," "continue," and similar expressions that refer to the future. Estimates, forecasts and other forward-looking statements included in this press release are based on many assumptions about complex economic and operating factors that cannot be predicted accurately, and are subject to factors that may cause actual results to differ materially from the views, beliefs and projections expressed in those statements. Forward-looking statements speak only as of the date the statement was made. AmerUs Group Co. undertakes no obligation to update or revise any forward-looking statement. For further information on the factors that could cause actual results to differ from the company's expectations as well as other factors that could affect the company's financial statements, please refer to the company's filings with the Securities and Exchange Commission.